Exhibit 10.7

LONG-TERM INCENTIVE PLAN

UNIT VESTING AGREEMENT

Under the RiverBanc Multifamily Investors, Inc.

2015 Equity Incentive Plan

Name of Grantee:	_______________ (the “Grantee”)
Number of LTIP Units:	_______
Grant Date:	___________, 2015
Final Acceptance Date:	___________, 2015

Pursuant to the RiverBanc Multifamily Investors, Inc. 2015 Equity Incentive Plan (the “Plan”), as amended through the date hereof, and the First Amended and Restated Agreement of Limited Partnership, dated as of ____, 2015, as amended through the date hereof (the “Partnership Agreement”), of RiverBanc Multifamily LP, a Delaware limited partnership (“RiverBanc OP”), RiverBanc Multifamily Investors, Inc., a Maryland corporation and the general partner of RiverBanc OP (the “Company”), for the provision of services to or for the benefit of RiverBanc OP in a partner capacity or in anticipation of being a partner, hereby grants to the Grantee named above an Other Equity-Based Award (as defined in the Plan) (an “Award”) in the form of, and by causing RiverBanc OP to issue to the Grantee named above, the number of LTIP Units specified above having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the Partnership Agreement. Upon acceptance of this Long-Term Incentive Plan Unit Vesting Agreement (this “Agreement”), the Grantee shall receive, effective as of the Grant Date, the number of LTIP Units specified above (the “LTIP Units”), subject to the restrictions and conditions set forth herein and in the Partnership Agreement. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Partnership Agreement, or the Plan, as applicable, unless a different meaning is specified herein.

1. Acceptance of Agreement. The Grantee shall have no rights with respect to this Agreement unless he or she shall have accepted this Agreement prior to the close of business on the Final Acceptance Date specified above by (i) signing and delivering to RiverBanc OP a copy of this Agreement and (ii) unless the Grantee is already a Limited Partner, signing, as a Limited Partner, and delivering to RiverBanc OP a counterpart signature page to the Partnership Agreement, attached hereto as Annex A. Upon acceptance of this Agreement by the Grantee, the Partnership Agreement shall be amended to reflect the issuance to the Grantee of the LTIP Units so accepted, effective as of the Grant Date. Thereupon, the Grantee shall have all the rights of a Limited Partner with respect to the number of LTIP Units specified above, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified in Section 2 below.

2. Restrictions and Conditions.

(a) The records of RiverBanc OP evidencing the LTIP Units shall bear an appropriate legend, as determined by RiverBanc OP in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein and in the Partnership Agreement.

(b) The LTIP Units may not be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of by the Grantee prior to vesting.

(c) Subject to the provisions of Section 4 below, any LTIP Units (and the proportionate amount of the Grantee’s Capital Account balance attributable to such LTIP Units) subject to this Award that have not become vested on or before the date that the Grantee’s directorship with the Company and its Affiliates terminates shall be forfeited as of the date that such directorship terminates.

3. Vesting of LTIP Units. On [                   ], 2016, the restrictions and conditions in Sections 2(b) and 2(c) of this Agreement shall lapse with respect to all of the LTIP Units, so long as the Grantee has not resigned or been removed as a director of the Company prior to the date of such meeting (the “Vesting Date”).

4. Acceleration of Vesting in Special Circumstances. All LTIP Units granted herein shall automatically become fully vested on the date specified below if the Grantee remains a director of the Company from the Grant Date until such date:

(a) the date that the Grantee’s directorship ends on account of the Grantee’s death or total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”)); or

(b) on a Control Change Date.

5. Merger-Related Action. In contemplation of and subject to the consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding common stock are exchanged for securities, cash, or other property of an unrelated corporation or business entity or in the event of a liquidation of the Company (in each case, a “Transaction”), the Board, or the board of trustees or directors of any corporation assuming the obligations of the Company (the “Acquiror”), may, in its discretion, take any one or more of the following actions, as to the LTIP Units then outstanding: (i) provide that such LTIP Units shall be assumed or equivalent awards shall be substituted, by the acquiring or succeeding entity (or an affiliate thereof), and/or (ii) upon prior written notice to the holder of the LTIP Units of not less than 30 days, provide that such LTIP Units shall terminate immediately prior to the consummation of the Transaction. The right to take such actions (each, a “Merger-Related Action”) shall be subject to the following limitations and qualifications:

(a) if all of the LTIP Units are eligible, as of the time of the Merger-Related Action, for conversion into Common Units (as defined in and in accordance with the Partnership Agreement), the holder of such LTIP Units shall be afforded the opportunity to effect such conversion and, to the extent the Common Units resulting from such conversion are not then redeemed pursuant to the Partnership Agreement, receive, in consideration for the Common Units into which such LTIP Units shall have been converted, the same kind and amount of consideration as other holders of Common Units in connection with the Transaction, then Merger-Related Action of the kind specified in clause (i) or (ii) of the first paragraph of this Section 5 shall be permitted and available to the Company and the Acquiror;

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(b) if some or all of the LTIP Units are not, as of the time of the Merger-Related Action, so eligible for conversion into Common Units (in accordance with the Partnership Agreement), and the acquiring or succeeding entity is itself, or has a subsidiary which is organized as a partnership or limited liability company (consisting of a so-called “UPREIT” or other structure substantially similar in purpose or effect to that of the Company and RiverBanc OP), then, if the holder of such LTIP Units requests in writing, Merger-Related Action of the kind specified in clause (i) of the first paragraph of this Section 5 above must be taken by the Acquiror with respect to all of the LTIP Units which are not so convertible at the time, whereby all such LTIP Units shall be assumed by the acquiring or succeeding entity, or equivalent awards shall be substituted by the acquiring or succeeding entity, and the acquiring or succeeding entity shall preserve with respect to the assumed LTIP Units or any securities to be substituted for such LTIP Units, as far as reasonably possible under the circumstances, the distribution, special allocation, conversion and other rights set forth in the Partnership Agreement for the benefit of LTIP Unitholders (as defined in the Partnership Agreement); and

(c) if some or all of the LTIP Units awarded to the Grantee hereunder are not, as of the time of the Merger-Related Action, so eligible for conversion into Common Units (in accordance with the Partnership Agreement), and after exercise of reasonable commercial efforts the Company or the Acquiror is unable to treat the LTIP Units in accordance with Section 5(b), then Merger-Related Action of the kind specified in clause (ii) of the first paragraph of this Section 5 above must be taken by the Company or the Acquiror, in which case such action shall be subject to a provision that the settlement of the terminated award of the LTIP Units which are not convertible into Common Units requires a payment of the same kind and amount of consideration payable in connection with the Transaction to a holder of the number of Common Units into which the LTIP Units to be terminated could be converted or, if greater, the consideration payable to holders of the number of shares of Common Stock into which such Common Units could be exchanged (including the right to make elections as to the type of consideration) if the Transaction were of a nature that permitted a revaluation of the holder’s capital account balance under the terms of the Partnership Agreement, as determined by the Committee in good faith in accordance with the Plan.

6. Distributions. Distributions on the LTIP Units shall be paid currently to the Grantee in accordance with the terms of the Partnership Agreement. The right to distributions set forth in this Section 6 shall be deemed a Dividend Equivalent Right for purposes of the Plan.

7. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award shall be subject to all of the terms and conditions of the Plan and the Partnership Agreement.

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8. Covenants. The Grantee hereby covenants as follows:

(a) So long as the Grantee holds any of the LTIP Units, the Grantee shall disclose to RiverBanc OP in writing such information as may be reasonably requested with respect to ownership of the LTIP Units as RiverBanc OP may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code, applicable to RiverBanc OP or to comply with requirements of any other appropriate taxing authority.

(b) The Grantee hereby agrees to make an election under Section 83(b) of the Code with respect to the LTIP Units, and the Company hereby consents thereto. The Grantee has delivered with this Agreement a completed, executed copy of the election form attached hereto as Annex B. The Grantee agrees to file the election (or to permit RiverBanc OP to file such election on the Grantee’s behalf) within 30 days after the Grant Date with the IRS Service Center at which the Grantee files the Grantee’s personal income tax returns, and to file a copy of such election with the Grantee’s U.S. federal income tax return for the taxable year in which the LTIP Units are awarded to the Grantee.

(c) The Grantee hereby agrees that the Grantee does not have the intention to dispose of the LTIP Units within two years of receipt of such LTIP Units. RiverBanc OP and the Grantee hereby agree to treat the Grantee as the owner of the LTIP Units from the Grant Date. The Grantee hereby agrees to take into account the distributive share of RiverBanc OP’s income, gain, loss, deduction, and credit associated with the LTIP Units in computing the Grantee’s income tax liability for the entire period during which the Grantee has the LTIP Units.

(d) The Grantee hereby recognizes that the IRS has proposed regulations under Sections 83 and 704 of the Code that may affect the proper treatment of the LTIP Units for federal tax purposes. In the event that those proposed regulations are finalized, the Grantee hereby agrees to cooperate with RiverBanc OP in amending this Agreement and the Partnership Agreement, and to take such other action as may be required, to conform to such regulations.

(e) The Grantee hereby recognizes that the U.S. Congress is considering legislation that would change the federal tax consequences of owning and disposing of LTIP Units.

9. Capital Account. The Grant shall make no contribution of capital to the Partnership in connection with the LTIP Units, and, as a result, the Grantee’s Capital Account balance in the Partnership immediately after its receipt of the LTIP Units shall be equal to zero, unless the Grantee was a Partner in the Partnership prior to such issuance, in which case the Grantee’s Capital Account balance shall not be increased as a result of its receipt of the LTIP Units.

10. Taxes. The Partnership and the Grantee intend that (i) the LTIP Units be treated as a “profits interest” as defined in IRS Revenue Procedure 93-27, as clarified by Revenue Procedure 2001-43, (ii) the issuance of such units not be a taxable event to the Partnership or the Grantee as provided in such revenue procedure, and (iii) the Partnership Agreement, the Plan and this Agreement be interpreted consistently with such intent. In furtherance of such intent, effective immediately prior to the issuance of the LTIPs Units, the Partnership may revalue all Partnership assets to their respective gross fair market values, and make the resulting adjustments to the Capital Accounts of the Partners, in each case as set forth in the Partnership Agreement

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11. Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution, without the prior written consent of the Company.

12. Amendment. The Grantee acknowledges that the Plan may be amended or canceled or terminated in accordance with Article XVI thereof and that this Agreement may be amended or cancelled by the Committee, on behalf of RiverBanc OP, for the purpose of satisfying changes in law or for any other lawful purpose, provided that no such action shall adversely affect the Grantee’s rights under this Agreement without the Grantee’s written consent. The provisions of Section 5 of this Agreement applicable to the termination of the LTIP Units in connection with a Transaction shall apply, mutatis mutandi to amendments, discontinuance or cancellation pursuant to this Section 12 or the Plan.

13. No Obligation to Continue Directorship. Neither the Company nor any affiliate of the Company is obligated by or as a result of the Plan or this Agreement to continue the Grantee as a director of the Company and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any affiliate of the Company to terminate the directorship of the Grantee at any time.

14. Notices. Notices hereunder shall be mailed or delivered to RiverBanc OP at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with RiverBanc OP or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles. The parties agree that any action or proceeding arising directly, indirectly or otherwise in connection with, out of , related to or from this Agreement, any breach hereof or any action covered hereby, shall be resolved within the State of Delaware and the parties hereto consent and submit to the jurisdiction of the federal and state courts located within the City of Charlotte, North Carolina. The parties hereto further agree that any such action or proceeding brought by either party to enforce any right, assert any claim, obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in federal or state courts located within the City of Charlotte, North Carolina.

[Signatures appear on following page.]

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RIVERBANC MULTIFAMILY INVESTORS, INC.,
a Maryland corporation

Name:
Title:
Date:	_________, 2015

RIVERBANC MULTIFAMILY LP,
a Delaware limited partnership

By:	RIVERBANC MULTIFAMILY INVESTORS, INC.,
its general partner

Name:
Title:
Date:	_________, 2015

The foregoing agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the Grantee.

Date: _________, 2015
Grantee’s Signature

Grantee’s name and address:
Name:
Address:

[Signature page to LTIP Unit Vesting Agreement – independent directors]

ANNEX A

FORM OF LIMITED PARTNER SIGNATURE PAGE

The Grantee desiring to become one of the within named Partners of RiverBanc Multifamily Investors LP (“RiverBanc OP”), hereby becomes a party to the First Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) of RiverBanc OP, by and among RiverBanc Multifamily Investors, Inc., as general partner (the “General Partner”), and the Limited Partners, effective as of _________, 2015. The Grantee agrees to be bound by the Partnership Agreement. The Grantee also agrees that this signature page may be attached to, and hereby authorizes the General Partner to attach this signature page to, any counterpart of the Partnership Agreement.

Date: _________, 2015
Signature of Limited Partner

Limited Partner’s name and address:

Name:
Address:

ANNEX B

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF

TRANSFER OF PROPERTY PURSUANT TO SECTION 83(b)

OF THE INTERNAL REVENUE CODE

             The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.		The name, address and taxpayer identification number of the undersigned are:
Name: ____________ (the “Taxpayer”)

	Address:	______________________________________
______________________________________
______________________________________

Social security number: ___________________________

2.		Description of property with respect to which the election is being made:

The election is being made with respect to LTIP Units (the “LTIP Units”) in RiverBanc Multifamily Investors LP (“RiverBanc OP”).

3.		The date on which the LTIP Units were transferred is _________, 2015. The taxable year to which this election relates is calendar year 2015.

4.		Nature of restrictions to which the LTIP Units are subject:

(a) The LTIP Units are subject to a substantial risk of forfeiture and are nontransferable on the date of transfer.

(b) The Taxpayer’s LTIP Units vest and become transferable based on the Taxpayer’s continued directorship.

5.		The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the LTIP Units with respect to which this election is being made was $0 per LTIP Unit.

6.		The amount paid by the Taxpayer for the LTIP Units was $0 per LTIP Unit.

7.	A copy of this statement has been furnished to RiverBanc OP and to its general partner, RiverBanc Multifamily Investors, Inc.

Dated: _________, 2015
Signature of the Taxpayer

Taxpayer’s name and address:

Name:
Address:

The undersigned hereby consents to the making, by the undersigned’s spouse, of the foregoing election pursuant to Section 83(b) of the Internal Revenue Code.

Dated: _________, 2015
Signature of the Taxpayer’s Spouse

Spouse’s name and address:

Name:
Address:

Schedule to Section 83(b) Election-Vesting Provisions of LTIP Units

The LTIP Units are subject to time-based vesting with 100% vesting on _________, 2016, subject to acceleration in the event of certain extraordinary transactions or termination of the Taxpayer’s directorship in certain circumstances. Unvested LTIP Units are subject to forfeiture in the event of the termination of the Taxpayer’s directorship with RiverBanc Multifamily Investors, Inc. in certain circumstances.